   As filed with the Securities and Exchange Commission on September 9, 1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                           TELCOM SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 94-3186995
       ----------------------                    ---------------------
      (State of Incorporation)           (I.R.S. Employer Identification No.)
                            1300 Terra Bella Avenue
                     Mountain View, California  94039-7267
          (Address of Principal Executive Offices, including Zip Code)
                    ________________________________________

                             1994 STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                   _________________________________________

                               Phillip M. Drayer
                     President and Chief Executive Officer
                           TELCOM SEMICONDUCTOR, INC.
                            1300 Terra Bella Avenue
                     Mountain View, California  94039-7267
                                 (650) 968-9252
           (Name, address and telephone number of agent for service)
                              ____________________
                                    Copy to:
                              J. Robert Suffoletta
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                              ____________________


================================================================================

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                             Proposed            Proposed
                                                             Maximum             Maximum           Amount of
                                          Amount to be    Offering Price        Aggregate        Registration
Title of Securities to be Registered       Registered      Per Share(1)      Offering Price(1)        Fee
---------------------------------------   ------------   -----------------   -----------------   -------------
Common Stock, $.001 par value, to be        1,000,000        $2.75             $2,750,000          $  811.25
issued under the 1994 Stock Option
Plan

Common Stock, $.001 par value, to be          500,000       2.3375             $1,168,750          $  344.78
issued under the Employee Stock
Purchase Plan
--------------------------------------------------------------------------------------------------------------
               Total                        1,500,000                          $3,918,750          $1,156.03
==============================================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act"). The per share price for the 1994 Stock Option Plan was determined by reference to the average between the high and low price reported in the Nasdaq National Market on September 3, 1998 (the "FMV"). The per share price for the Employee Stock Purchase Plan was determined by reference to 85% of the FMV.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

  The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by TelCom Semiconductor, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

  (c) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange on July 22, 1995, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

  Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

  The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

  The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

  Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

  Not applicable.

ITEM 8.  EXHIBITS.
         --------

Exhibit
Number                         Description
-------   ----------------------------------------------------
 4.1      1994 Stock Option Plan, as amended.

 4.2      Employee Stock Purchase Plan, as amended.

 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.
         ------------

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indem nification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 4th day of September, 1998.

                                     TELCOM SEMICONDUCTOR, INC.


                                     By: /s/ Phillip M. Drayer
                                        --------------------------------------
                                        Phillip M. Drayer
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Phillip M. Drayer and Robert G. Gargus, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 4, 1998 by the following persons in the capacities indicated:

        Signature                                     Title
/s/ Phillip M. Drayer        Director, Chief Executive Officer and President
--------------------------   (Principal Executive Officer)
Phillip M. Drayer

/s/ Robert G. Gargus         Chief Financial Officer (Principal Financial Officer)
--------------------------
Robert G. Gargus

/s/ Kenneth Rose
--------------------------   Chief Accounting Officer (Principal Accounting Officer)
Kenneth Rose

/s/ R. Michael O'Malley
--------------------------   Director
R. Michael O'Malley

/s/ T. Peter Thomas
--------------------------   Director
T. Peter Thomas

/s/ Donald Fowler
--------------------------   Director
Donald Fowler

/s/ Frank Gill
--------------------------   Director
Frank Gill

                           TELCOM SEMICONDUCTOR, INC.

                       REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                               INDEX TO EXHIBITS



Exhibit
Number                      Description
-------   ---------------------------------------------------
    4.1   1994 Stock Option Plan, as amended.

    4.2   Employee Stock Purchase Plan, as amended.

    5.1   Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

   23.1   Consent of PricewaterhouseCoopers LLP.

   23.2   Consent of Counsel (contained in Exhibit 5.1).

   24.1   Power of Attorney (see page II-4).